FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$179,925,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-ST1
Issuing Entity

Asset-Backed Certificates, Series 2006-ST1

Wells Fargo Bank, National Association
Master Servicer and Securities Administrator

Fannie Mae
Sponsor

Bear Stearns Asset Backed Securities I LLC
Depositor

________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying base prospectus:

Class	Original Certificate Principal Balance(5)	Pass-Through Rate	Class	Original Certificate Principal Balance(5)	Pass-Through Rate
Class A-1	$164,863,000	(1)(3)	Class M-4	$1,386,000	(1)(2)(3)
Class A-2	Notional(4)	(1)(2)(3)	Class B-1	$1,294,000	(1)(2)(3)
Class M-1	$5,914,000	(1)(2)(3)	Class B-2	$924,000	(1)(2)(3)
Class M-2	$3,234,000	(1)(2)(3)	Class B-3	$924,000	(1)(2)(3)
Class M-3	$1,386,000	(1)(2)(3)

(1)   Subject to a cap as described in this free writing prospectus.
(2)   Subject to a step-up if the optional termination right is not exercised.
(3)   The pass-through rates on these classes of certificates are adjustable rates based on One-Month LIBOR as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
(4)   Notional Amount. The Class A-2 Certificates will pay only interest calculated on a notional amount as described in this free writing prospectus.
(5)   Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The certificates represent interests in a pool of fixed rate mortgage loans that are secured by first liens on one- to four-family residential properties.
Credit enhancement will be provided by:
• excess spread;
• overcollateralization; and
• subordination of the more junior classes of certificates.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale. The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream or Euroclear, in each case, on or about October 30, 2006.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is October 18, 2006
For use with the base prospectus dated October 18, 2006

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
THE MASTER SERVICER
SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE CERTIFICATES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
SCHEDULE A
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS
RISK FACTORS
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS
THE AGREEMENTS
MATERIAL LEGAL ASPECTS OF THE LOANS
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Free Writing Prospectus And The Accompanying Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth herein.

Cross-references are included in this free writing prospectus and the accompanying base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the accompanying base prospectus.

  SUMMARY

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2006-ST1, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed rate mortgage loans that are secured by first liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originator

The originator of the mortgage loans is SunTrust Mortgage, Inc.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, a limited purpose finance subsidiary of The Bear Stearns Companies Inc., and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Seller

Federal National Mortgage Association, referred to in this free writing prospectus as Fannie Mae, in its capacity as mortgage loan seller, which is duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. 1716 et seq., and is a corporation organized and existing under the laws of the United States, which will sell the mortgage loans to the depositor.

Servicer

The servicer of the mortgage loans is SunTrust Mortgage, Inc.

Master Servicer and Securities Administrator

Wells Fargo Bank, National Association, a national banking association.

Trustee

U.S. Bank National Association, a national banking association organized under the laws of the United States.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2006-ST1, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement, dated as of the cut-off date, among the master servicer, the securities administrator, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

The close of business on October 1, 2006.

Statistical Calculation Date

All statistical information regarding the mortgage loans in this free writing prospectus is based on the aggregate principal balance of the mortgage loans as of the statistical calculation date of September 1, 2006, unless otherwise specified in this free writing prospectus.

Closing Date

On or about October 30, 2006.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the statistical calculation date is approximately $184,823,492. The mortgage loans are fixed rate mortgage loans that are secured by first liens on one- to four-family residential properties and conform to Fannie Mae’s maximum loan amount limits.

The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in Schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

Approximately 70.13% of the mortgage loans by aggregate principal balance as of the statistical calculation date will receive interest only for the initial ten-year period set forth in the related mortgage note.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans in the trust fund as of the statistical calculation date:

Number of mortgage loans	979
Aggregate principal balance	$184,823,492
Average principal balance	$188,788
Range of principal balances	$39,905 to $648,000
Range of mortgage rates	5.375% to 9.250%
Weighted average mortgage rate	7.616%
Weighted average original loan-to-value ratio	79.31%
Weighted average stated remaining term to maturity	359 months
Range of stated remaining terms to maturity	351 months to 360 months
Type of mortgaged properties
Single-family dwellings	59.50%
2-4 family dwellings	6.65%
Planned unit developments	23.47%
Condominium	10.27%
Townhouse	0.11%
Owner-occupied	73.50%
State concentrations (greater than 5%)
California	18.87%
Georgia	14.87%
Florida	11.71%
Virginia	5.50%

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian of the mortgage loan files and the exceptions. If the trustee receives written notice that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee will promptly notify the servicer or the sponsor, as applicable, of such defect. The servicer or the sponsor, as applicable, must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect. If the servicer fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the servicer will, in accordance with the terms of the servicing agreement, repurchase the mortgage loan within 90 days; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure must occur within 90 days from the date such breach was discovered. If the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the mortgage loan purchase agreement, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue senior and subordinate certificates with respect to the mortgage loans. We sometimes refer to the Class A-1 Certificates and Class A-2 Certificates in this free writing prospectus together as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will each represent subordinate interests in the mortgage loans and we sometimes refer to these certificates collectively in this free writing prospectus as the Class M Certificates. The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will each represent subordinate interests in the mortgage loans and we sometimes refer to these certificates collectively in this free writing prospectus as the Class B Certificates. We sometimes refer to the Class B-1, Class B-2 and Class B-3 Certificates collectively in this free writing prospectus as the Offered Class B Certificates. We sometimes refer to the Class M Certificates and Class B Certificates collectively in this free writing prospectus as the subordinate certificates. We sometimes refer to the Class A, Class M and Offered Class B Certificates collectively in this free writing prospectus as the offered certificates.

The trust will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the trust, Class B-4 Certificates and Class C Certificates, all of which we are not offering by this free writing prospectus. We sometimes refer to the Class B-4, Class R-1, Class R-2, Class R-3, Class RX and Class C Certificates collectively in this free writing prospectus as the non-offered certificates.

The last scheduled distribution date for the offered certificates is the distribution date in October 2036.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, $100,000 and multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rates for the Class A, Class M and Class B Certificates may change from distribution date to distribution date. The pass-through rates will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Description of the Certificates — “Reports to Certificateholders” in this free writing prospectus.

The pass-through rates per annum on the Class A-1 Certificates and Class A-2 Certificates will be as follows:

•	Class A-1 Certificates: One-Month LIBOR plus ___% per annum, with a maximum rate of ___% per annum and a minimum rate of ___% per annum.

•	Class A-2 Certificates: ___% per annum minus One-Month LIBOR, with a maximum rate of ___% per annum and a minimum rate of ___% per annum.

On any distribution date, the pass-through rates per annum on the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap, which is described below, and (iii) One-Month LIBOR plus, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class M-1 Certificates: ___% per annum.

•	Class M-2 Certificates: ____% per annum.

•	Class M-3 Certificates: ____% per annum.

•	Class M-4 Certificates: ____% per annum.

•	Class B-1 Certificates: ____% per annum.

•	Class B-2 Certificates: ____% per annum.

•	Class B-3 Certificates: ____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rates for the Class A, Class M and Class B Certificates will be subject to the interest rate caps which we describe below.

After the first possible optional termination date, we will increase the pass-through rate (as well as the related minimum and maximum rates) on the Class A-2 Certificates, as described above, by ____% per annum, and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, as described above, by ___%, ____%, ____%, ____%, ____%, ____% and ____% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the Class A-1 Certificates and Class A-2 Certificates will be calculated based on an assumed certificate with a principal balance equal to the certificate principal balance of the Class A-1 Certificates and a fixed pass-through rate of ____% per annum and a rate increase of ____% per annum after the first possible optional termination date. If the weighted average of the net mortgage rates on the mortgage loans is less than ____% per annum (or, after the first possible optional termination date, ____% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated between the Class A-1 Certificates and Class A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap, and the interest rate cap for each such class for such distribution date will be equal to the pass-through rate for such class for such distribution date (determined without regard to the related interest rate cap) reduced by the shortfall for such distribution date allocable to such class as determined pursuant to this sentence. For the avoidance of doubt, the interest rate cap will not be applicable to the Class A-1 Certificates or Class A-2 Certificates for any distribution date on which the weighted average of the net mortgage rates on the mortgage loans is equal to or greater than ____% per annum (or, after the first possible optional termination date, ___% per annum).

The interest rate cap for the Class M Certificates and Class B Certificates is equal to the weighted average of the net mortgage rates on the mortgage loans, adjusted for the actual number of days elapsed in the related accrual period.

If on any distribution date, the pass-through rate for the Class A, Class M or Class B Certificates is based on the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the offered certificates and Class B-4 Certificates and the payment of certain fees and expenses of the trust.

In addition, on any distribution date on or prior to the first possible optional termination date, the pass-through rate per annum for the Class B-4 Certificates will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap and (iii) One-Month LIBOR plus ___% per annum, and on any distribution date after the first possible optional termination date, we will increase the margin applicable to the pass-through rate by ____% per annum. Also, the original certificate principal balance of the Class B-4 Certificates will be approximately $1,571,000.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in November 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance or notional amount of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on any prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

The accrual period for the certificates will be the period from and including the 25th day of the calendar month preceding the month in which a distribution date occurs (or, with respect to the Class M Certificates and Class B Certificates and the first accrual period, the closing date) to and including the 24th day of the calendar month in which that distribution date occurs. Calculations of interest on the Class A Certificates will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Class M Certificates and Class B Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

The notional amount of the Class A-2 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class A-1 Certificates.

Principal Payments

On each distribution date, holders of the Class A-1, Class M and Class B Certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, and

•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal, as applicable. The Class A-1 Certificates and Class A-2 Certificates constitute the senior certificates, and the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates constitute the subordinated certificates.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

•	the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,

•	the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,

•	the Class M-3 Certificates will have payment priority over the Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,

•	the Class M-4 Certificates will have payment priority over the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,

•	the Class B-1 Certificates will have payment priority over the Class B-2, Class B-3 and Class B-4 Certificates,

•	the Class B-2 Certificates will have payment priority over the Class B-3 Certificates and Class B-4 Certificates, and

•	the Class B-3 Certificates will have payment priority over the Class B-4 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the mortgage loans, first, to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the certificate principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates and Class B Certificates are outstanding, all such losses will be allocated to the Class A-1 Certificates as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the Class A, Class M and Class B Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the aggregate certificate principal balance of the Class A-1, Class M and Class B Certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the Class A, Class M and Class B Certificates and trust expenses will be used to reduce the total certificate principal balance of such certificates (other than the Class A-2 Certificates) until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer in general to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. If the servicer fails to make any such advance, the master servicer will be obligated to do so, as described in this free writing prospectus.

Master Servicing Fee and Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the distribution account. Additionally the master servicer will be entitled to a master servicing fee rate multiplied by the stated principal balance of each mortgage loan master serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The master servicing fee rate will be 0.0225% per annum. The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.250% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer or the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Trustee Fee

The fees and expenses of the trustee shall be paid in accordance with a side letter agreement with the master servicer and at the expense of the master servicer.

Optional Termination

Except in the event that Fannie Mae is the majority holder of the Class C Certificates, the majority holder of the Class C Certificates may, at its option, purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date.

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the Reserve Fund and the Class A-1/A-2 Net WAC Reserve Account, each as described in this free writing prospectus) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (exclusive of any right to receive any Basis Risk Shortfall Carry Forward Amounts, or any right to receive, or obligation to pay, any Class A-1/A-2 Net WAC Pass-Through Amounts, each as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

The residual certificates will each represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The Class A Certificates and Class M-1 Certificates will be, and the Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will not be, “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the base prospectus.

ERISA Considerations

The offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to “ERISA Considerations” in this free writing prospectus and in the base prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating
A-1	AAA	Aaa
A-2	AAA	Aaa
M-1	AA	Aa2
M-2	A+	A1
M-3	A	A2
M-4	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
service loans
loan payments
SunTrust Mortgage, Inc.
Originator
Originates loans
Sells loans
SunTrust Mortgage, Inc.
Servicer
Services loans
purchase loans
loan purchase price
loan payments
master service loans
Fannie Mae
Sponsor
Purchases loans
Forms pool
Wells Fargo Bank, National Association
Master Servicer
Oversees and monitors the servicer
Securities Administrator
Aggregate Collections
Calculates cashflows and remits to investors
asset pool
net offering proceeds
Bear Stearns Asset Backed Securities I LLC
Depositor
Creates issuing entity
net offering proceeds
certificates
Bear, Stearns & Co. Inc.
Underwriter
Sells certificates to investors
offering proceeds
asset pool
certificates
U.S. Bank National Association
Trustee
Represents investors' interests
Bear Stearns Asset Backed Securities I Trust 2006-ST1
Issuing entity
Holds pool
Issues certificates
certificates
Investors
monthly distributions

  RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:

•  with respect to the senior certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•  with respect to the Class M-1 Certificates: the Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•  with respect to the Class M-2 Certificates: the Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•  with respect to the Class M-3 Certificates: the Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•  with respect to the Class M-4 Certificates: the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•  with respect to the Class B-1 Certificates: the Class B-2, Class B-3 and Class B-4 Certificates;

•  with respect to the Class B-2 Certificates: the Class B-3 Certificates and Class B-4 Certificates; and

•  with respect to the Class B-3 Certificates: the Class B-4 Certificates.

We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal, as applicable, prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero, and fourth, to the Class A-1 Certificates as described below. This means that with respect to the Class A, Class M and Class B Certificates, realized losses on the mortgage loans would first be allocated to the classes of the Class B Certificates in reverse numerical order and then to the classes of the Class M Certificates in reverse numerical order, in each case until the certificate principal balance of each such class of subordinate certificates has been reduced to zero, and then to the Class A-1 Certificates, as described in this free writing prospectus. Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.

See“Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates
The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least November 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the subordinate certificates should be aware that in cases where principal distributions are made sequentially to the subordinate certificates on and after the stepdown date, the most subordinate class of subordinate certificates then outstanding may receive more than such class’s pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of subordinate certificates may be reduced to zero prior to the more senior class or classes of subordinate certificates.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans are expected to generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and certain trust fund expenses because we expect the weighted average interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the Class A, Class M and Class B Certificates. If the mortgage loans generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and trust fund expenses, we will use such “excess spread” to make additional principal payments on the Class A-1, Class M and Class B Certificates, which will reduce the total certificate principal balance of Class A-1, Class M and Class B Certificates below the aggregate principal balance of the mortgage loans, until the required level of overcollateralization has been met. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.
The yields on the Class A, Class M and Class B Certificates are sensitive to fluctuations in LIBOR.
The Class A, Class M and Class B Certificates will accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this free writing prospectus under “Description of the Certificates — Interest Distributions.” The pass-through rate on the Class A-1, Class M and Class B Certificates will vary directly with LIBOR, and the pass-through rate on the Class A-2 Certificates will vary inversely with LIBOR. Therefore, the yields to investors on the Class A, Class M and Class B Certificates will be sensitive to fluctuations of the index.

The related interest rate cap may reduce the yields on the offered certificates
The pass-through rates on the Class A-1 Certificates and Class A-2 Certificates are each subject to an interest rate cap which will be calculated based on an assumed certificate with a principal balance equal to the certificate principal balance of the Class A-1 Certificates and a fixed pass-through rate of ___% per annum and a rate increase of ____% per annum after the first possible optional termination date. If the weighted average of the net mortgage rates on the mortgage loans is less than ____% per annum (or, after the first possible optional termination date, ___% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated between the Class A-1 Certificates and Class A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap, and the interest rate cap for each such class for such distribution date will be equal to the pass-through rate for such class for such distribution date (determined without regard to the related interest rate cap) reduced by the shortfall for such distribution date allocable to such class as determined pursuant to this sentence. For the avoidance of doubt, the interest rate cap will not be applicable to the Class A-1 Certificates or Class A-2 Certificates for any distribution date on which the weighted average of the net mortgage rates on the mortgage loans is equal to or greater than ____% per annum (or, after the first possible optional termination date, ___% per annum).

The interest rate cap for the Class M Certificates and Class B Certificates is equal to the weighted average of the net mortgage rates on the mortgage loans, adjusted for the actual number of days elapsed in the related accrual period.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

If the pass-through rates on the Class A, Class M and Class B Certificates are limited to the related interest rate cap the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the related interest rate cap. If the pass-through rates on the Class A, Class M and Class B Certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the Class A, Class M and Class B Certificates and the payment of certain fees and expenses of the trust. However, if the certificate principal balance or notional amount, as applicable, of a class of Class A, Class M and Class B Certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The Certificates may not always receive interest based on the related LIBOR Rate
The pass-through rates on the Class A, Class M and Class B Certificates are generally based on One-Month LIBOR and a specified margin as described in this free writing prospectus. The pass-through rate (as well as the maximum and minimum rates) on the Class A-2 Certificates and the margins applicable to the pass-through rates on the Class M Certificates and Class B Certificates are subject to increase as described in this free writing prospectus if the majority Class C certificateholder does not exercise its option to purchase the remaining assets in the trust fund on the first possible optional termination date.

For purposes of this section, each pass-through rate described above shall be referred to as the related “LIBOR Rate”. In addition, the Class A, Class M and Class B Certificates may not always receive interest at the related LIBOR Rate because such rate is also subject to the related interest rate cap. If the related interest rate cap is less than the related LIBOR Rate, or is otherwise applicable in the case of the Class A Certificates, the pass-through rate on the Class A, Class M and Class B Certificates, as applicable, will be reduced to the related interest rate cap. Thus, the yield to investors in such classes will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than the interest payment that would have been due the Class A, Class M and Class B Certificates, as applicable, if such amount would have been calculated based on the related LIBOR for the related interest accrual period, the value of the Class A, Class M and Class B Certificates, as the case may be, may be temporarily or permanently reduced.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that: • the mortgaged properties fail to provide adequate security for the mortgage loans, and

•  the protection provided by the subordination of certain classes and the availability of excess spread and overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:

•  if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;
• if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the related interest rate cap;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•  the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates (other than the Class A-2 Certificates) then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates (or earlier reduction in the notional amount of the Class A-2 Certificates) as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this free writing prospectus and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the base prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the related interest rate cap
Modifications of mortgage loans agreed to by the servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the certificates or, if such modifications downwardly adjust interest rates, may lower the related interest rate cap.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor will treat the transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes insolvent or becomes the subject of a conservatorship under the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, creditors of the sponsor or their representative may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, an election could be made to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 18.87%, 14.87% and 11.71% of the mortgage loans, by aggregate principal balance as of the statistical calculation date, are secured by mortgaged properties that are located in the states of California, Georgia and Florida, respectively. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses
Approximately 70.13% of the mortgage loans, by aggregate principal balance as of the statistical calculation date, have an initial interest only period of ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the servicer will be required to purchase that mortgage loan from the trust fund.

The servicer will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the servicer will be obligated to cure such breach or repurchase. If the servicer is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

Interest only certificates involve additional risk
Investors in the Class A-2 Certificates should be aware that the yield to such investors may be extremely sensitive to defaults on the mortgage loans and the rate and timing of principal prepayments. Because the notional amount of the Class A-2 Certificates is equal to the certificate principal balance of the Class A-1 Certificates, any reduction in the certificate principal balance of the Class A-1 Certificates or as a result of distributions in respect of principal prepayments on the mortgage loans will result in a reduction in the notional amount of the Class A-2 Certificates and thus, reduce the amount of interest distributable to the holders of the Class A-2 Certificates following such distributions in respect of principal prepayments.

  THE MORTGAGE POOL

  General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date expected to be October 30, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement, or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the statistical calculation date, which is September 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, October 1, 2006.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the trust fund will bear interest at a fixed rate, will be secured by a first lien on the related mortgaged property and will conform to Fannie Mae’s maximum loan amount limits. These limits are usually adjusted annually. As of January 1, 2006, the conforming loan limit for conventional loans secured by first liens on residences containing one dwelling unit is $417,000, except for mortgage loans secured by property in Alaska, Guam, Hawaii or the Virgin Islands where it is $625,500. The conforming loan limit as of January 1, 2006 for conventional loans secured by first liens on residences containing two dwelling units is $533,850, three dwelling units is $645,300 and four dwelling units is $801,950, except for mortgage loans secured by property in Alaska, Guam, Hawaii or the Virgin Islands where it will be 50% higher. The conforming loan limit for mortgage loans secured by subordinate liens on single-family one- to four-unit residences is 50% of the amount for first lien loans secured by one unit residences, or, as of January 1, 2006, $208,500, except in Alaska, Guam, Hawaii and the Virgin Islands, where it is $312,750.

All of the mortgage loans we will include in the trust fund will be fully amortizing. The mortgage loans have original terms to maturity of not greater than 30 years.

Federal National Mortgage Association, referred to in this free writing prospectus as Fannie Mae or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the originator in a privately negotiated transaction. We refer you to the“Originator” and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The statistical calculation date pool principal balance is approximately $184,823,492, which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the statistical calculation date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of approximately 979 mortgage loans.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Approximately 70.13% of the mortgage loans by aggregate principal balance as of the statistical calculation date will receive interest only for the initial ten-year period set forth in the related mortgage note.

Loan-to-Value. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

  Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the statistical calculation date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by statistical calculation date principal balance of all of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

  Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement). Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with Wells Fargo Bank, National Association, as custodian and agent for the trustee, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a) the original mortgage note, endorsed without recourse in the following form: “Pay to the order of U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-ST1” or in blank with all intervening endorsements that show a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b) the original recorded mortgage or a photocopy thereof;

(c) a duly executed assignment of the mortgage to “U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-ST1”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e) the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In the mortgage loan purchase agreement, the sponsor will make certain representations and warranties as of the closing date. All of the depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the Agreement. The servicer will make representations and warranties in the servicing agreement between the servicer and the sponsor. All right, title and interest in the servicing agreement will be assigned to the trustee insofar as they relate to the representations and warranties made by the servicer, including all representations and warranties with respect to the mortgage loans. A form of the mortgage loan purchase agreement and of the servicing agreement containing such representations and warranties will be attached as an exhibit to the Agreement. The depositor will file the Agreement along with the exhibits to the Agreement with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the servicer with respect to the mortgage loans include the following, among others:

(a) No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulations, subdivision laws or ordinance.

(b) The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae, together with all applicable ALTA endorsements, including without limitation, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the servicer, its successors and assigns, as to the first lien priority of the mortgage subject to (1) the lien of nondelinquent current real property taxes and assessments not yet due and payable and (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan, in an amount at least equal to the original principal balance of the mortgage loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment in monthly payment. The related title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the mortgaged property and each such policy was issued on the date of the origination of the mortgage loan by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located.

(c) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument a copy of which is in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which has been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, from its obligations in connection with the related mortgage loan.

(d) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae and was made by a qualified appraiser.

The representations and warranties of the sponsor with respect to the mortgage loans are as follows:

(a) There is no material damage to the mortgaged property and there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The sponsor has not received notification that any such proceedings are scheduled to commence at a future date.

(b) Immediately prior to the transfer and assignment of the mortgage loan to the depositor, the mortgage loan, including the mortgage note and the mortgage, was not subject to an assignment, sale or pledge to any person other than the depositor and, the sponsor had good and marketable title to and was the sole owner of and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan pursuant to the mortgage loan purchase agreement.

(c) The ALTA lender’s title insurance policy or equivalent form of policy or insurance covering the mortgage loan in effect as of September 28, 2006 remains in full force and effect and, during the period from and after September 29, 2006, no claims have been made under such lender’s title insurance policy and neither the sponsor nor any mortgagor has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(d) The scheduled monthly payment on each mortgage loan that was due on September 1, 2006 was received prior to October 1, 2006.

(e) The information set forth in Schedule A of the prospectus supplement with respect to the mortgage loans is true and correct in all material respects.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the servicer or the sponsor, as applicable, in writing. If the servicer or the sponsor, as applicable, cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the custodian, the servicer or the sponsor, as applicable, is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date. With respect to the breach of a representation or warranty of the servicer, if the servicer fails to cure a breach or repurchase such mortgage loan within 60 days of receipt of such request from the trustee or the custodian, the trustee shall then require that the sponsor cure such breach, purchase the affected mortgage loan or, if within two years of the closing date, substitute in its place another mortgage loan of like characteristics. The foregoing repurchase, cure or substitution obligations are subject to the limitation that if a defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the securities administrator and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the servicer or the sponsor, as applicable, with respect to a mortgage loan.

  The Originator

The originator of the mortgage loans is SunTrust Mortgage, Inc.

General. SunTrust Mortgage, Inc. (“SunTrust”) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As of June 30, 2006, STI had total assets of $181 billion and total deposits of $124.9 billion. STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia. SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. SunTrust has originated Alt-A mortgage loans since 2004.

Origination Process. SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer. SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states. SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website. SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states. All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust.

Origination Volume. The following table sets forth selected information regarding SunTrust’s residential mortgage loan originations for the past three years:

Year to date	June 30, 2006		December 31, 2005		December 31, 2004		December 31, 2003
	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)
Loan Type
Agency Fixed	60,543	10,414,521	118,353	19,604,164	78,436	11,719,353	131,696	19,305,042
Agency ARM	2,302	486,401	4,762	871,644	17,877	3,184,106	19,208	3,385,699
EZ Option Fixed (1)	13,636	2,719,117	19,421	4,021,560	2,326	412,966	1,804	401,453
EZ Option ARM (1)	7,000	1,713,199	15,750	3,778,697	6,862	1,622,846	560	135,911
Jumbo Fixed	3,462	2,134,181	5,091	2,746,943	3,454	1,673,674	8,285	3,973,186
ARM Plus (2)	206	64,392	2,854	940,210	1	333	1	150
Other	60,146	9,029,176	103,398	15,690,489	74,762	11,616,584	113,587	16,498,292
Total:	147,295	26,560,987	269,629	47,653,707	183,718	30,229,862	275,141	43,699,733

(1)  “EZ” means mortgage loans that were originated by SunTrust pursuant to guidelines that had generally less restrictive standards for mortgage loan applicants than for customary applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.
(2)  “ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

SunTrust Underwriting Guidelines

SunTrust underwriting guidelines generally follow standard Fannie Mae guidelines. They are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to-four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision. “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower’s primary residence, second home or investment property. The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for loan-to-value ratio is greater than 80% and an unlimited amount of cash back to the borrower when the loan-to-value ratio is equal to or less than 80%.

  STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the servicer in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-st1/.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the prospectus supplement, the base prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

  THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2006-ST1 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-ST1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2006-ST1 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2006-ST1’s fiscal year end is December 31.

  THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of June 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $61,757,963,571. The depositor will execute a mortgage loan purchase agreement with the sponsor through which the loans will be transferred to it. These loans subsequently will be deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

  THE SPONSOR

Federal National Mortgage Association, or Fannie Mae, the sponsor of the transaction, will sell the mortgage loans to the depositor. Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”). Fannie Mae was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market. It became a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae maintains its principal office at 3900 Wisconsin Avenue, NW, Washington, DC 20016. Its telephone number is (202) 752-7000.

Under the Charter Act, Fannie Mae was created to:

• provide stability in the secondary market for residential mortgages;

• respond appropriately to the private capital markets;

• provide ongoing assistance to the secondary market for residential mortgages (including activities relating to mortgages on housing for low- and moderate-income families involving a reasonable economic return that may be less than the return earned on other activities) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing; and

• promote access to mortgage credit throughout the nation (including central cities, rural areas and underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing.

In accordance with its statutory purpose, Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. In this way, Fannie Mae replenishes lenders’ funds so they can make additional loans. Fannie Mae acquires funds to purchase these loans by issuing debt securities to capital market investors, many of whom ordinarily would not invest in mortgages. Thus, Fannie Mae is able to expand the total amount of funds available for housing. Under the Charter Act, Fannie Mae is prohibited from originating mortgage loans.

Fannie Mae also issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders. In addition, Fannie Mae customarily serves as guarantor and trustee with respect to those mortgage-backed securities. By issuing mortgage-backed securities, Fannie Mae further fulfills its statutory mandate to increase the liquidity of residential mortgage loans.

In addition, Fannie Mae offers various services to lenders and others for a fee. These services include issuing certain types of structured mortgage-backed securities and providing technology services for originating and underwriting mortgage loans.

Fannie Mae has been securitizing single-family mortgage loans since 1981. Since 2003, Fannie Mae has issued at least $400 billion annually in single-family mortgage-backed securities.

  THE MASTER SERVICER

Wells Fargo Bank, National Association or Wells Fargo Bank, is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains its principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of any warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

  SERVICING OF THE MORTGAGE LOANS

The servicer of the mortgage loans is SunTrust Mortgage, Inc.

  The Servicer

SunTrust Mortgage, Inc. (“SunTrust”) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As of June 30, 2006, STI had total assets of $181 billion and total deposits of $124.9 billion. STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia. SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224, and its loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. Since its incorporation, SunTrust has been engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae, Freddie Mac and Ginnie Mae seller/servicer. SunTrust services residential mortgage loans for its own account and for the accounts of others in all 50 states and the District of Columbia.

In accordance with the terms of the servicing agreement, SunTrust’s servicing procedures generally include collection and remittance of principal and interest payments on each mortgage loan, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and the advance of funds to the extent such advances, in SunTrust’s reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan. As SunTrust’s servicing activities have evolved and grown, its portfolio currently includes conforming, jumbo, Alt-A, community development programs, and manufactured housing loans. SunTrust’s servicing operations are audited internally by SunTrust’s internal audit group and externally by Fannie Mae, Freddie Mac, Ginnie Mae, VA, and HUD as well as various investors and master servicers from time to time.

As a part of its proactive collections strategy, SunTrust seeks to make contact with delinquent customers through outbound calling from 8:00 a.m. to 8:00 p.m. Monday through Friday and from 9:00 am to noon on Saturday. During the collection process and prior to referring loans to foreclosure, SunTrust uses reasonable attempts to provide workout opportunities to assist the customer to re-perform under his or her mortgage commitment. SunTrust utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed.

Over the last three years, SunTrust has made changes in its servicing procedures in order to improve its servicing processes, maximize loan performance, minimize risk exposure, and improve overall customer satisfaction.

The following table sets forth selected information regarding SunTrust’s residential servicing portfolio:

As of	June 30, 2006		December 31, 2005		December 31, 2004		December 31, 2003
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Loan Type
Agency Fixed	464,402	63,528,526,626	423,906	56,465,601,495	357,764	42,285,748,725	320,178	40,496,645,025
Agency ARM	33,447	5,438,779,717	35,398	5,693,271,694	41,144	6,736,564,972	29,385	4,824,774,060
EZ Option Fixed (1)	30,649	6,167,130,611	18,976	3,898,983,362	662	123,305,175	504	91,641,664
EZ Option ARM (1)	20,309	4,835,159,672	15,444	3,665,222,935	2,107	503,637,682	487	118,141,245
Jumbo Fixed	14,600	7,448,726,954	11,547	5,593,168,797	7,546	3,448,475,832	7,038	3,192,152,228
ARM Plus (2)	2,803	905,075,988	2,774	906,477,732	0	0	0	0
Other	245,880	33,110,661,767	225,488	29,335,095,624	182,339	21,567,363,168	192,911	20,231,066,252
Total:	812,090	121,434,061,335	733,533	105,557,821,639	591,562	74,665,095,554	550,503	68,954,420,474
____________
(1)
“EZ” means mortgage loans that were originated by SunTrust pursuant to guidelines that generally had less restrictive standards for mortgage loan applicants than for customary applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)
“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency mortgage loans.

Collection and Other Servicing Procedures

The servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the servicing agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related certificateholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the servicer may modify the loan only to the extent set forth in the servicing agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

The servicer will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the servicing agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreement.

  The servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the servicing agreement.

  Hazard Insurance

The servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property, a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

  Realization Upon Defaulted Mortgage Loans

The servicer will take such action either as the servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreement, the servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicer, the insurance payments will not result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

  Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to any amounts earned on permitted investments in the Distribution Account. Additionally, the master servicer will be entitled to receive on each distribution date a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 1/12 of 0.0225% multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The master servicer will also be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement. The servicer will be entitled to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.250% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein. The master servicer will be obligated to make such compensating interest payments in the event that the servicer is required to make such payments and fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

  Protected Account

The servicer will establish and maintain the custodial account (referred to in this free writing prospectus as protected account) into which it will deposit daily or at such other time specified in the servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the servicing fee. The protected account and amounts at any time credited thereto will comply with the requirements of the servicing agreement and will meet the requirements of the rating agencies.

With respect to the mortgage loans, the servicer will retain in the protected account for distribution directly to the master servicer the daily collections of interest and principal, Insurance Proceeds, Subsequent Recoveries, and the repurchase price with respect to any repurchased mortgage.

On the date specified in the servicing agreement, the servicer will withdraw from its protected account amounts on deposit therein and will remit them to the securities administrator for deposit in the Distribution Account.

Distribution Account

The securities administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”). The securities administrator will deposit in the Distribution Account, as received, the following amounts:

(i) any amounts withdrawn from the protected account or other permitted account;

(ii)  any advance and compensating interest payments;

(iii)  any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in the protected account or other permitted account;

(iv)  the repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement.

All amounts deposited to the Distribution Account will be held in the name of the trustee, in trust for the benefit of the certificateholders, in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the Pooling and Servicing Agreement. The master servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account. Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer or the securities administrator in its commercial banking capacity); provided that, the commercial paper or long-term unsecured debt obligations, as applicable, of such depository institution or trust company are then rated AA or higher (or the equivalent rating) and the highest short-term ratings of each such rating agency for such securities;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing; provided that, the commercial paper or long-term unsecured debt obligations, as applicable, of such bank, insurance company or other corporation are then rated AA or higher (or the equivalent rating) and the highest short-term ratings of each such rating agency for such securities;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which securities are then rated AA or better (or the equivalent rating) (or the highest short term ratings of each rating agency, except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities);

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which has the highest applicable short term rating by each rating agency rating such fund;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which funds have been rated by each rating agency in their respective highest applicable rating category; and

(x)  such other investments which are then rated AA or better (or the equivalent rating) (or the highest short term ratings of each rating agency, except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities) having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus. Each of the trustee, the securities administrator and the custodian will be entitled to compensation for its services under the Pooling and Servicing Agreement and the custodial agreement which will be paid by the master servicer. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

  Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment (such shortfall, the “Prepayment Interest Shortfall”). In order to mitigate the effect of any such shortfall or any shortfall from a partial prepayment in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the servicer for such month will, to the extent of such shortfall, be remitted by the servicer to the securities administrator for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” In the event the servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the Pooling and Servicing Agreement. Any such deposit or remittance by the master servicer or the servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

  Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the servicing agreement, for example as a result of application of the Relief Act or similar state or local laws, the servicer will remit to the securities administrator for deposit in the Distribution Account within the number of days prior to the related distribution date set forth in the servicing agreement, an amount equal to such delinquency, net of the servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicer until the liquidation of the related mortgaged property. Failure by the servicer to remit any required advance, which failure goes unremedied for the number of days specified in the servicing agreement, would constitute an event of default under such agreement. If the servicer is terminated, an appointed successor servicer will be obligated to advance such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. In addition, if Wells Fargo Bank, in its capacity as master servicer under the Pooling and Servicing Agreement is required to make an advance, and fails to make such advance, such failure would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this free writing prospectus.

  Evidence as to Compliance

The Pooling and Servicing Agreement will provide that no later than the date specified in the servicing agreement and the Pooling and Servicing Agreement, as applicable, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The servicing agreement and the Pooling and Servicing Agreement, as applicable, will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The servicing agreement and the Pooling and Servicing Agreement will also provide for delivery to the master servicer, the securities administrator and the depositor on or before the date specified in the servicing agreement, a separate annual statement of compliance from the servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the servicing agreement, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant Pooling and Servicing Agreement or servicing agreement.

The Pooling and Servicing Agreement will also provide for delivery to the master servicer, the securities administrator and the depositor on or before a specified date in each year, an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge, if not available on the Securities Administrator’s website, upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

  Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:

•
the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer’s obligation to pay the compensation of the trustee and the custodian) to the extent required in the Pooling and Servicing Agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that, the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.

The Pooling and Servicing Agreement will further provide that neither the master servicer nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer nor the depositor, nor any such person, will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Class A, Class M and Class B Certificates.

DESCRIPTION OF THE CERTIFICATES

  General

The trust will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. The certificates (the “Certificates”) consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the offered certificates, and the Class B-4, Class C, Class R-1, Class R-2, Class R-3 and Class RX Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the Class A-1 Certificates and Class A-2 Certificates in this free writing prospectus together as the Class A Certificates or senior certificates. We sometimes refer to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates collectively in this free writing prospectus as the Class M Certificates. We sometimes refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates collectively in this free writing prospectus as the Class B Certificates. We sometimes refer to the Class M Certificates and Class B Certificates collectively in this free writing prospectus as the subordinated certificates. We sometimes refer to the Class B-1, Class B-2 and Class B-3 Certificates collectively in this free writing prospectus as the Offered Class B Certificates. We sometimes refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this free writing prospectus as the Class R Certificates or the residual certificates. We sometimes refer to the offered certificates, the Class R, Class B-4 and Class C Certificates collectively in this free writing prospectus as the certificates.

The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

  Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates and the Class C Certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the securities administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the trustee nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Glossary

“Applied Realized Loss Amount” with respect to any class of Class A, Class M and Class B Certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the Class A, Class M and Class B Certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate not been reduced by the related Net Rate Cap on such distribution date, over

2.  The amount of Current Interest that such class received on such distribution date based on the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Certificate Principal Balance” with respect to any class of Class A-1, Class M and Class B Certificates (other than the Class B-4 Certificates) and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, or with respect to the Class B-4 Certificates, $1,571,000, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A-1, Class M or Class B Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “Description of the Certificates — Allocation of Losses” in this free writing prospectus.

“Class A Certificates” means any of the Class A-1 Certificates and Class A-2 Certificates.

“Class A Principal Distribution Amount” with respect to the Class A-1 Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 78.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class A-1/A-2 Net WAC Pass-Through Amount” means, with respect to any distribution date, the excess, if any, of (A) the amount of interest payable to the REMIC regular interest the ownership of which is represented by such Class A-1 Certificates, as described in the Pooling and Servicing Agreement, over (B) the amount of interest payable to such Class A-1 Certificates at the related Pass-Through Rate.

“Class A-1/A-2 Target Rate” means (A) for distribution dates on or prior to the optional termination date, ___% per annum and (B) for distribution dates thereafter, ___% per annum.

“Class B Certificates” means any of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

“Class B-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date), over

•	the lesser of:

(a)           the product of (i) approximately 92.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class B-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class B-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 93.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class B-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 94.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class B-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 96.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class M Certificates” means any of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 84.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 88.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 89.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 91.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $924,117 (subject to a variance of plus or minus 10%).

“Current Interest” with respect to each class of Class A, Class M and Class B Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A, Class M and Class B Certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the Class A, Class M and Class B Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of Class A, Class M and Class B Certificates and any distribution date, is the sum of:

(i)  the excess of:

(a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b) the amount actually distributed to such class with respect to interest on such distribution dates, and

(ii) interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to any distribution date are equal to the sum for such distribution date, without duplication, of:

•
all scheduled interest collected in respect of the mortgage loans, less the servicing fee, the master servicing fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the servicer, the master servicer, the securities administrator, the custodian and the trustee as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the mortgage loans,

•	all Compensating Interest,

•
Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans,

•	the interest portion of proceeds of the repurchase of any mortgage loans, and

•	the interest portion of the purchase price of the assets of the trust upon exercise by the majority holder of the Class C Certificates of the optional termination right.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such properties.

“Net Rate Cap” with respect to the Class A-1 Certificates and Class A-2 Certificates and any distribution date will be calculated based on an assumed certificate with a principal balance equal to the Certificate Principal Balance of the Class A-1 Certificates and a fixed pass-through rate of ____% per annum and a rate increase of ___% per annum after the first possible optional termination date. If the weighted average of the net mortgage rates on the mortgage loans for any distribution date is less than ___% per annum (or, after the first possible optional termination date, ___% per annum), the amount of the shortfall which would occur with respect to the assumed certificate for such distribution date will be allocated between the Class A-1 Certificates and Class A-2 Certificates in proportion to their current entitlements to interest for such distribution date calculated without regard to this cap, and the Net Rate Cap for each such Class for such distribution date will be equal to the Pass-Through Rate for such Class for such distribution date (determined without regard to the related Net Rate Cap) reduced by the shortfall for such distribution date allocable to such Class as determined pursuant to this sentence. For the avoidance of doubt, the Net Rate Cap will not be applicable to the Class A-1 Certificates or Class A-2 Certificates for any distribution date on which the weighted average of the net mortgage rates on the mortgage loans is equal to or greater than ___% per annum (or, after the first possible optional termination date, ___% per annum). The Net Rate Cap with respect to the Class M Certificates and Class B Certificates will be equal to the weighted average of the net mortgage rates of the mortgage loans, adjusted for the actual number of days elapsed in the related accrual period. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee, and the lender paid mortgage insurance fee, if any.

“Notional Amount” means with respect to the Class A-2 Certificates, the Certificate Principal Balance of the Class A-1 Certificates.

“Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) over (b) the aggregate Certificate Principal Balance of the Class A-1, Class M and Class B Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 1.80% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 1.80% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 3.60% (subject to a variance of plus or minus 1.00%) of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) approximately $924,117 (subject to a variance of plus or minus 10%) or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

“Pass-Through Rate” means, with respect to the Class A-1 Certificates is equal to One-Month LIBOR plus _____% per annum, with a maximum rate of ____% per annum and a minimum rate of ____% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate with respect to the Class A-2 Certificates is ____% per annum minus One-Month LIBOR, with a maximum rate of ____% per annum and a minimum rate of ____% per annum, subject to the applicable Net Rate Cap. If the majority holder of the Class C Certificate does not exercise its optional termination right as described under “—Optional Termination” on the first possible optional termination date, the Pass-Through Rate (as well as the related minimum and maximum rates) for the Class A-2 Certificates shall increase by ___% per annum.

The Pass-Through Rate for the Class M-1 Certificates is equal to the lesser of (i) One-Month LIBOR plus ____% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate for the Class M-2 Certificates is equal to the lesser of (i) One-Month LIBOR plus ____% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate for the Class M-3 Certificates is equal to the lesser of (i) One-Month LIBOR plus ____% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate for the Class M-4 Certificates is equal to the lesser of (i) One-Month LIBOR plus ____% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate for the Class B-1 Certificates is equal to the lesser of (i) One-Month LIBOR plus ___% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate for the Class B-2 Certificates is equal to the lesser of (i) One-Month LIBOR plus ___% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate for the Class B-3 Certificates is equal to the lesser of (i) One-Month LIBOR plus ___% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. The Pass-Through Rate for the Class B-4 Certificates is equal to the lesser of (i) One-Month LIBOR plus ___% per annum and (ii) 11.00% per annum, subject to the applicable Net Rate Cap. If the majority holder of the Class C Certificate does not exercise its optional termination right as described under “—Optional Termination” on the first possible optional termination date, the margin applicable to the Pass-Through Rate for the Class M-1 Certificates shall increase by ___% per annum, the margin applicable to the Pass-Through Rate for the Class M-2 Certificates shall increase by ___% per annum, the margin applicable to the Pass-Through Rate for the Class M-3 Certificates shall increase by ___% per annum, the margin applicable to the Pass-Through Rate for the Class M-4 Certificates shall increase by ___% per annum, the margin applicable to the Pass-Through Rate for the Class B-1 Certificates shall increase by ___% per annum, the margin applicable to the Pass-Through Rate for the Class B-2 Certificates shall increase by ___% per annum, the margin applicable to the Pass-Through Rate for the Class B-3 Certificates shall increase by ___% per annum and the margin applicable to the Pass-Through Rate for the Class B-4 Certificates shall increase by ___% per annum.

“Prepayment Period” with respect to a distribution date the calendar month prior to the month of such Distribution Date.

“Principal Distribution Amount” with respect to each distribution date is equal to:

•	the Principal Funds for such distribution date, plus

•	any Extra Principal Distribution Amount for such distribution date, less

•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds” with respect to any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans during the related Due Period or advanced on or before the servicer advance date,

•	prepayments in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan that was repurchased by the servicer or the sponsor, as applicable,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the servicer or the sponsor, as applicable, in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•	the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class C Certificates of the optional termination right; minus

•	any amounts required to be reimbursed to the servicer, the master servicer, the securities administrator, the custodian and the trustee as provided in the Pooling and Servicing Agreement.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)	all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)
all Liquidation Proceeds to the extent applied by the master servicer or the servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement or the servicing agreement that were received by the master servicer or the servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date, and

(iv)	any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” means the later to occur of:

(a)  the distribution date occurring in November 2009 and

(b)  the first distribution date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 21.60% (subject to a variance of plus or minus 1.00%).

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

A “Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool, in each case, as of the as of the last day of the related Due Period, exceeds 32.25% (subject to a variance of plus or minus 1.00%) of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

November 2009 through October 2010
0.80% (subject to a variance of plus or minus 1.00%)with respect to November 2009, plus an additional 1/12th of the difference between 1.45% (subject to a variance of plus or minus 1.00%) and 0.80% (subject to a variance of plus or minus 1.00%) for each month thereafter

November 2010 through October 2011
1.45% (subject to a variance of plus or minus 1.00%) with respect to November 2010, plus an additional 1/12th of the difference between 2.05% (subject to a variance of plus or minus 1.00%) and 1.45% (subject to a variance of plus or minus 1.00%)for each month thereafter

November 2011 through October 2012
2.05% (subject to a variance of plus or minus 1.00%)with respect to November 2011, plus an additional 1/12th of the difference between 2.40% (subject to a variance of plus or minus 1.00%) and 2.05% (subject to a variance of plus or minus 1.00%) for each month thereafter

November 2012 and thereafter	2.40%

“Unpaid Realized Loss Amount” with respect to the Class A-1 Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the Class A-1 Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

  Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period. One-Month LIBOR for the Class M Certificates and Class B Certificates and any accrual period shall be calculated as described above. One-Month LIBOR for the initial accrual period will be approximately ___% (subject to a variance of plus or minus 10%) with regard to the Class A-1 Certificates and Class A-2 Certificates.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor, the servicer or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

  Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/BSABS I 2006-ST1 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the securities administrator will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

From Interest Funds:

(a)  to the Class A-1 Certificates and Class A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  from remaining Interest Funds sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class C Certificates, and thereafter, to the accrued interest payable to the Class A, Class M and Class B Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class A, Class M and Class B Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Excess Spread to the extent of funds available as described under “Description of the Certificates — Excess Spread and Overcollateralization Provisions”. The holders of the Class A, Class M and Class B Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under “Description of the Certificates —Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “Description of the Certificates — Excess Spread and Overcollateralization Provisions”.

Solely for federal income tax purposes, on each distribution date on which the weighted average of the net mortgage rates on the mortgage loans is less than the Class A-1/A-2 Target Rate, (i) the Current Interest distributable from a REMIC in respect of the Class A-1 Certificates will include the Class A-1/A-2 Net WAC Pass-Through Amount for such distribution date, which amount will be deemed paid by the Class A-1 certificateholders to a reserve account (the “Class A-1/A-2 Net WAC Reserve Account”), and (ii) the Current Interest distributable from a REMIC in respect of the Class A-2 Certificates will be net of the Class A-1/A-2 Net WAC Pass-Through Amount for such distribution date, which amount the Class A-2 certificateholders will be deemed to receive from the Class A-1/A-2 Net WAC Reserve Account.

Principal Distributions. On each distribution date, the securities administrator will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

(A)  For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

1. To the Class A-1 Certificates, the Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

9. To the Class B-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1. To the Class A-1 Certificates, the Class A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class B-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class B-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class B-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

9. To the Class B-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class B-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

  Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “Description of the Certificates — Principal Distributions” with respect to the Class A-1, Class M and Class B Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “Description of the Certificates — Interest Distributions” above, and (b) second, to the Class A-1 Certificates, any Unpaid Realized Loss Amount for such class for such distribution date;

2.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, an amount equal to any Interest Carry Forward Amount;

3.  From any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount, if any;

4.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such distribution date;

5.  From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow, to the Class C Certificates an amount specified in the Pooling and Servicing Agreement; and

7.  From any remaining Excess Cashflow, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class A-1, Class M or Class B Certificate has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

  Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.250% per annum	mortgage loan interest collections
Master Servicing Fee(1)(2)	0.0225% per annum	mortgage loan interest collections

(1)       The servicing fee and the master servicing fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2)       In addition, the master servicer is entitled to receive any amounts earned on permitted investments in the Distribution Account. The master servicing fee includes the securities administrator, paying agent, the custodian and certificate registrar fees. The master servicer performs each of these functions. In addition, the master servicer is also responsible for the trustee’s fee which is paid pursuant to a side letter agreement between the master servicer and the trustee.

  Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread through an increased distribution of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class B-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class B-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class B-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class B-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and eleventh, to the Class A-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A-1 Certificates from Remaining Excess Spread, according to the priorities set forth under “Description of the Certificates — Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of Class A-1, Class M and Class B Certificates will be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of Class A-1, Class M and Class B Certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class A-1 Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that the servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

  Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, the trustee and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of the related distribution to holders of the Class A-1, Class M and Class B Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

6.
the Certificate Principal Balance or Notional Amount, as applicable, of the Class A, Class M and Class B Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

7.	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

8.	the Pass-Through Rate for each class of Class A, Class M and Class B Certificates for such distribution date and whether such rate was based on an interest rate cap;

9.
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period, and the general source of funds for reimbursements;

10.
the number and aggregate Stated Principal Balance of the mortgage loans, using the OTS method of calculation (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

11.	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

12.
with respect to any mortgage loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loans as of the end of the prior calendar month;

13.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in this free writing prospectus and whether the trigger was met;

14.	the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Due Period;

15.	the cumulative Realized Losses through the end of the preceding month;

16.
the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans,

17.
unless otherwise set forth in the Form 10-D relating to such distribution date, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

18.
unless otherwise set forth in the Form 10-D relating to such distribution date, material breaches of pool asset representation or warranties or transaction covenants which have been reported to the securities administrator in accordance with the Pooling and Servicing Agreement or the servicing agreement; and

19.	the amount of the prepayment charges remitted by the servicer and the amount on deposit in the related reserve fund.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website at www.ctslink.com. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

  Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the securities administrator and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee and the securities administrator have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the trustee and the securities administrator and with the consent of the holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may result in an amendment to the permitted activities of the trust or that would cause the trust to cease to be a “qualifying special purpose entity” under accounting principles generally accepted in the United States.

The trustee and the securities administrator will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

  Voting Rights

As of any date of determination,

•
holders of the Class A-1, Class M and Class B Certificates will be allocated 92% of all voting rights, allocated among such classes of certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class C Certificates will be allocated 3% of all voting rights, and

•	holders of the Class A-2 Certificates and Class R Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

  Optional Termination

Except in the event that Fannie Mae is the majority holder of the Class C Certificates, the majority holder of the Class C Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date.

In the event that the majority holder of the Class C Certificates exercises such option, it will effect such repurchase at a price equal to the sum of:

•	100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

•
any unreimbursed out-of-pocket costs and expenses of the trustee, any servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicer in the performance of its servicing obligations.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class C Certificates is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

  Transfer of Servicing

The servicer and the master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as the servicer or master servicer, as applicable, under the Pooling and Servicing Agreement or the servicing agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer or servicer under the Pooling and Servicing Agreement or the servicing agreement, as applicable, and any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the servicer or master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the servicer, the securities administrator and the trustee (at the expense of the master servicer or servicer, as applicable); and (iii) the master servicer or servicer assigning and selling the servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee and the securities administrator, each stating that all conditions precedent to such action under the servicing agreement have been completed and such action is permitted by and complies with the terms of the servicing agreement. No such assignment or delegation will affect any liability of the master servicer or the servicer arising prior to the effective date thereof.

  Events of Default

Events of default under the Pooling and Servicing Agreement include:

•
any failure by the master servicer to remit to the securities administrator any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

  Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee will act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

  The Trustee

U.S. Bank National Association (“U.S. Bank”) will act as Trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp serves approximately 13.5 million customers, operates 2,434 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of September 29, 2006, U.S. Bank was acting as trustee with respect to approximately 59,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trust business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 449 issuances of subprime mortgage asset securities with an outstanding aggregate principal balance of approximately $140,660,700,000.00. These figures do not include the transactions successored from Wachovia or SunTrust. Such information should be available by fourth quarter 2006.

The Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Using information set forth in this free writing prospectus, the securities administrator will recreate the cashflow model for the trust based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The securities administrator undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the securities administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the Pooling and Servicing Agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

1. On each distribution date, the securities administrator will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling and Servicing Agreement.

2. Except for those actions that the securities administrator is required to take under the Pooling and Servicing Agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

  The Custodian

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

  General

The weighted average life of, and the yield to maturity on, each class of Class A, Class M and Class B Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The weighted average life and yield to maturity of each class of Class A, Class M and Class B Certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Class A-1, Class M and Class B Certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Class A-1, Class M and Class B Certificates;

•	the final Overcollateralization Target Amount, the Stepdown Date and the final Trigger Event;

•	the delinquency and default experience of the mortgage loans; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class C Certificates and the Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Class A, Class M and Class B Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the Class A-1, Class M and Class B Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Yield Considerations for Specific Classes

Class B-1, Class B-2, Class B-3 and Class B-4 Certificates. If the Certificate Principal Balance of the Class B-4, Class B-3 and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Certificate Principal Balances of the Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. The initial undivided interest in the mortgage loans evidenced by the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in the aggregate, is approximately 2.55% (subject to a variance of plus or minus 10%). Investors in the Class B Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

Class M-1, Class M-2, Class M-3 and Class M-4 Certificates. If the Certificate Principal Balances of the Class B, Class M-4, Class M-3 and Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class B, Class M-4 and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class B Certificates and Class M-4 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class M-3 Certificates. If the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class M-4 Certificates. The initial undivided interest in the mortgage loans evidenced by the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in the aggregate, is approximately 6.45% (subject to a variance of plus or minus 10%). Investors in the Class M Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

  Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

All of the mortgage loans bear fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by the related Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions”.

To the extent that the Pass-Through Rate on the offered certificates is limited by the related Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. Some or all of the Excess Spread may be used to cover this Basis Risk Shortfall. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

The “last scheduled distribution date” for each class of offered certificates is the distribution date in October 2036, which is the distribution date in the month following the latest maturing mortgage loan. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this free writing prospectus, and

•
the majority holder of the Class C Certificates may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

Prepayments on the mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 8% in the first month of the life of such pool, such rate increasing by an additional approximate 1.45% CPR (precisely 16%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 24% CPR for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in November 2006, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in November 2006, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in October 2006, and include 30 days interest thereon;

•	the level of One-Month LIBOR remains constant at 5.32% per annum;

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the related prepayment period), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

•	the closing date for the certificates is October 30, 2006;

•	the Overcollateralization Target Amount, the Stepdown Date and the Trigger Event are described in this free writing prospectus;

•
except as indicated with respect to the weighted average lives, the majority holder of the Class C Certificates does not exercise its right to purchase the assets of the trust fund on the optional termination date; and

•	the mortgage loans have the approximate characteristics as of the cut-off date described below:

Loan Number	Current Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (months)	Remaining Amortization Term (months)	Stated Balloon Term (months)	Remaining Interest Only (months)
1	192,000.00	7.0000000000	6.7275000000	358	352	N/A	114
2	55,212,241.48	7.6478292772	7.3753292772	360	358	N/A	N/A
3	129,419,250.17	7.6036329061	7.3311329061	360	358	N/A	118

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class A-1 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	89	79	68	57
October 25, 2008	99	77	57	39	24
October 25, 2009	99	66	40	21	7
October 25, 2010	99	56	31	16	7
October 25, 2011	98	48	23	10	4
October 25, 2012	98	41	18	7	2
October 25, 2013	97	36	13	4	1
October 25, 2014	97	32	10	3	*
October 25, 2015	96	28	8	2	0
October 25, 2016	95	24	6	1	0
October 25, 2017	93	21	4	*	0
October 25, 2018	90	18	3	0	0
October 25, 2019	87	15	2	0	0
October 25, 2020	84	13	2	0	0
October 25, 2021	81	11	1	0	0
October 25, 2022	78	9	1	0	0
October 25, 2023	74	8	*	0	0
October 25, 2024	70	7	*	0	0
October 25, 2025	65	6	0	0	0
October 25, 2026	61	5	0	0	0
October 25, 2027	55	4	0	0	0
October 25, 2028	50	3	0	0	0
October 25, 2029	44	2	0	0	0
October 25, 2030	39	2	0	0	0
October 25, 2031	33	1	0	0	0
October 25, 2032	27	1	0	0	0
October 25, 2033	21	*	0	0	0
October 25, 2034	14	0	0	0	0
October 25, 2035	7	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	21.04	6.75	3.51	2.24	1.54
Weighted Average Life (in years)(1)(2)	20.99	6.36	3.24	2.07	1.42
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1)       The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class M-1 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	100	100	100	100
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	71	37	45
October 25, 2011	100	100	53	24	9
October 25, 2012	100	94	40	15	*
October 25, 2013	100	82	31	10	0
October 25, 2014	100	72	23	5	0
October 25, 2015	100	63	17	0	0
October 25, 2016	100	55	13	0	0
October 25, 2017	100	47	10	0	0
October 25, 2018	100	41	7	0	0
October 25, 2019	100	35	2	0	0
October 25, 2020	100	30	0	0	0
October 25, 2021	100	25	0	0	0
October 25, 2022	100	21	0	0	0
October 25, 2023	100	18	0	0	0
October 25, 2024	100	15	0	0	0
October 25, 2025	100	13	0	0	0
October 25, 2026	100	10	0	0	0
October 25, 2027	100	8	0	0	0
October 25, 2028	100	7	0	0	0
October 25, 2029	100	3	0	0	0
October 25, 2030	88	0	0	0	0
October 25, 2031	76	0	0	0	0
October 25, 2032	62	0	0	0	0
October 25, 2033	48	0	0	0	0
October 25, 2034	32	0	0	0	0
October 25, 2035	15	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	26.72	11.92	6.16	4.38	4.15
Weighted Average Life (in years)(1)(2)	26.61	11.16	5.66	4.06	3.81
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1)       The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class M-2 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	100	100	100	100
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	71	37	17
October 25, 2011	100	100	53	24	9
October 25, 2012	100	94	40	15	0
October 25, 2013	100	82	31	10	0
October 25, 2014	100	72	23	0	0
October 25, 2015	100	63	17	0	0
October 25, 2016	100	55	13	0	0
October 25, 2017	100	47	10	0	0
October 25, 2018	100	41	3	0	0
October 25, 2019	100	35	0	0	0
October 25, 2020	100	30	0	0	0
October 25, 2021	100	25	0	0	0
October 25, 2022	100	21	0	0	0
October 25, 2023	100	18	0	0	0
October 25, 2024	100	15	0	0	0
October 25, 2025	100	13	0	0	0
October 25, 2026	100	10	0	0	0
October 25, 2027	100	8	0	0	0
October 25, 2028	100	1	0	0	0
October 25, 2029	100	0	0	0	0
October 25, 2030	88	0	0	0	0
October 25, 2031	76	0	0	0	0
October 25, 2032	62	0	0	0	0
October 25, 2033	48	0	0	0	0
October 25, 2034	32	0	0	0	0
October 25, 2035	15	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	26.71	11.83	6.09	4.28	3.83
Weighted Average Life (in years)(1)(2)	26.61	11.16	5.66	4.00	3.64
_______________
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class M-3 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	100	100	100	100
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	71	37	17
October 25, 2011	100	100	53	24	3
October 25, 2012	100	94	40	15	0
October 25, 2013	100	82	31	9	0
October 25, 2014	100	72	23	0	0
October 25, 2015	100	63	17	0	0
October 25, 2016	100	55	13	0	0
October 25, 2017	100	47	10	0	0
October 25, 2018	100	41	0	0	0
October 25, 2019	100	35	0	0	0
October 25, 2020	100	30	0	0	0
October 25, 2021	100	25	0	0	0
October 25, 2022	100	21	0	0	0
October 25, 2023	100	18	0	0	0
October 25, 2024	100	15	0	0	0
October 25, 2025	100	13	0	0	0
October 25, 2026	100	10	0	0	0
October 25, 2027	100	0	0	0	0
October 25, 2028	100	0	0	0	0
October 25, 2029	100	0	0	0	0
October 25, 2030	88	0	0	0	0
October 25, 2031	76	0	0	0	0
October 25, 2032	62	0	0	0	0
October 25, 2033	48	0	0	0	0
October 25, 2034	32	0	0	0	0
October 25, 2035	15	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	26.70	11.75	6.04	4.21	3.70
Weighted Average Life (in years)(1)(2)	26.61	11.16	5.66	3.97	3.54
_______________
(1)       The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class M-4 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	100	100	100	100
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	71	37	17
October 25, 2011	100	100	53	24	0
October 25, 2012	100	94	40	15	0
October 25, 2013	100	82	31	0	0
October 25, 2014	100	72	23	0	0
October 25, 2015	100	63	17	0	0
October 25, 2016	100	55	13	0	0
October 25, 2017	100	47	0	0	0
October 25, 2018	100	41	0	0	0
October 25, 2019	100	35	0	0	0
October 25, 2020	100	30	0	0	0
October 25, 2021	100	25	0	0	0
October 25, 2022	100	21	0	0	0
October 25, 2023	100	18	0	0	0
October 25, 2024	100	15	0	0	0
October 25, 2025	100	13	0	0	0
October 25, 2026	100	4	0	0	0
October 25, 2027	100	0	0	0	0
October 25, 2028	100	0	0	0	0
October 25, 2029	100	0	0	0	0
October 25, 2030	88	0	0	0	0
October 25, 2031	76	0	0	0	0
October 25, 2032	62	0	0	0	0
October 25, 2033	48	0	0	0	0
October 25, 2034	32	0	0	0	0
October 25, 2035	15	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	26.70	11.68	5.99	4.17	3.63
Weighted Average Life (in years)(1)(2)	26.61	11.16	5.66	3.96	3.49
_______________
(1)       The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class B-1 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	100	100	100	100
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	71	37	17
October 25, 2011	100	100	53	24	0
October 25, 2012	100	94	40	15	0
October 25, 2013	100	82	31	0	0
October 25, 2014	100	72	23	0	0
October 25, 2015	100	63	17	0	0
October 25, 2016	100	55	11	0	0
October 25, 2017	100	47	0	0	0
October 25, 2018	100	41	0	0	0
October 25, 2019	100	35	0	0	0
October 25, 2020	100	30	0	0	0
October 25, 2021	100	25	0	0	0
October 25, 2022	100	21	0	0	0
October 25, 2023	100	18	0	0	0
October 25, 2024	100	15	0	0	0
October 25, 2025	100	7	0	0	0
October 25, 2026	100	0	0	0	0
October 25, 2027	100	0	0	0	0
October 25, 2028	100	0	0	0	0
October 25, 2029	100	0	0	0	0
October 25, 2030	88	0	0	0	0
October 25, 2031	76	0	0	0	0
October 25, 2032	62	0	0	0	0
October 25, 2033	48	0	0	0	0
October 25, 2034	32	0	0	0	0
October 25, 2035	15	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	26.68	11.58	5.92	4.10	3.55
Weighted Average Life (in years)(1)(2)	26.61	11.16	5.66	3.93	3.44
_______________
(1)       The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class B-2 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	100	100	100	100
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	71	37	17
October 25, 2011	100	100	53	24	0
October 25, 2012	100	94	40	10	0
October 25, 2013	100	82	31	0	0
October 25, 2014	100	72	23	0	0
October 25, 2015	100	63	17	0	0
October 25, 2016	100	55	0	0	0
October 25, 2017	100	47	0	0	0
October 25, 2018	100	41	0	0	0
October 25, 2019	100	35	0	0	0
October 25, 2020	100	30	0	0	0
October 25, 2021	100	25	0	0	0
October 25, 2022	100	21	0	0	0
October 25, 2023	100	18	0	0	0
October 25, 2024	100	10	0	0	0
October 25, 2025	100	0	0	0	0
October 25, 2026	100	0	0	0	0
October 25, 2027	100	0	0	0	0
October 25, 2028	100	0	0	0	0
October 25, 2029	100	0	0	0	0
October 25, 2030	88	0	0	0	0
October 25, 2031	76	0	0	0	0
October 25, 2032	62	0	0	0	0
October 25, 2033	48	0	0	0	0
October 25, 2034	32	0	0	0	0
October 25, 2035	10	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	26.67	11.46	5.85	4.05	3.47
Weighted Average Life (in years)(1)(2)	26.61	11.16	5.66	3.93	3.39
_______________
(1)       The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of CPR

	Class B-3 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
October 25, 2007	100	100	100	100	100
October 25, 2008	100	100	100	100	100
October 25, 2009	100	100	100	100	100
October 25, 2010	100	100	71	37	9
October 25, 2011	100	100	53	24	0
October 25, 2012	100	94	40	0	0
October 25, 2013	100	82	31	0	0
October 25, 2014	100	72	23	0	0
October 25, 2015	100	63	10	0	0
October 25, 2016	100	55	0	0	0
October 25, 2017	100	47	0	0	0
October 25, 2018	100	41	0	0	0
October 25, 2019	100	35	0	0	0
October 25, 2020	100	30	0	0	0
October 25, 2021	100	25	0	0	0
October 25, 2022	100	21	0	0	0
October 25, 2023	100	13	0	0	0
October 25, 2024	100	0	0	0	0
October 25, 2025	100	0	0	0	0
October 25, 2026	100	0	0	0	0
October 25, 2027	100	0	0	0	0
October 25, 2028	100	0	0	0	0
October 25, 2029	100	0	0	0	0
October 25, 2030	88	0	0	0	0
October 25, 2031	76	0	0	0	0
October 25, 2032	62	0	0	0	0
October 25, 2033	48	0	0	0	0
October 25, 2034	32	0	0	0	0
October 25, 2035	0	0	0	0	0
October 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	26.64	11.32	5.75	3.99	3.42
Weighted Average Life (in years)(1)(2)	26.61	11.16	5.66	3.93	3.38
_______________
(1)       The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

(2)       To the first possible optional termination date.

  Class A-1 Certificates and Class A-2 Certificates Yield Considerations

The yields to investors on the Class A-1 Certificates and Class A-2 Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on the Class A-1 Certificates will vary with LIBOR and the pass-through rate on the Class A-2 Certificates will vary inversely with LIBOR. The pass-through rates on the Class A-1 Certificates and Class A-2 Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with a change in the level of LIBOR. Investors in the Class A-1 Certificates and Class A-2 Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Class A-1 Certificates and Class A-2 Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the Prepayment Assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include the mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Class A-1 Certificates and Class A-2 Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at constant percentages of the Prepayment Assumption and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

•	LIBOR remains constant at ____% for the first distribution date;

•	on each LIBOR rate adjustment date, LIBOR will be at the level shown;

•	the aggregate purchase prices of the Class A-1 Certificates and Class A-2 Certificates are approximately $_______ and $_______, respectively; and

•	the initial pass-through rates on the Class A-1 Certificates and Class A-2 Certificates are described under “Summary—Pass-Through Rates” of this free writing prospectus.

There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Class A-1 Certificates and Class A-2 Certificates will correspond to any of the pre-tax yields to maturity shown in this free writing prospectus, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Class A-1 Certificates and Class A-2 Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Class A-1 Certificate or Class A-2 Certificate.

Sensitivity of Pre-Tax Yield to Maturity of the
Class A-1 Certificates to Prepayments and One-Month LIBOR

Percentage of Prepayment Assumption
One-Month LIBOR	0%	50%	100%	150%	200%

Sensitivity of Pre-Tax Yield to Maturity of the
Class A-2 Certificates to Prepayments and One-Month LIBOR

Percentage of Prepayment Assumption
One-Month LIBOR	0%	50%	100%	150%	200%

Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-1 Certificates and Class A-2 Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-1 Certificates and Class A-2 Certificates, and thus do not reflect the return on any investment in the Class A-1 Certificates and Class A-2 Certificates when any reinvestment rates other than the discount rates are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class A-1 Certificates and Class A-2 Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of the certificates.

There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on any class of Class A-1 Certificates and Class A-2 Certificates will conform to the yields described in this free writing prospectus. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

In addition, the yield to maturity on the Class A-1 Certificates and Class A-2 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans, which rates may fluctuate significantly over time. Investors in the Class A-1 Certificates and Class A-2 Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

  USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

  FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and the certificates, other than the residual certificates, exclusive of any right to receive any Basis Risk Shortfall Carry Forward Amounts, or any right to receive, or obligation to pay, any Class A-1/A-2 Net WAC Pass-Through Amounts, each as described in this free writing prospectus, will represent regular interests in a REMIC, and the residual certificates will each represent the sole class of residual interests in a REMIC.

  Taxation of Regular Certificates

A holder of a Class A, Class M or Class B Certificate (a “Regular Certificate”) will be treated for federal income tax purposes as owning a regular interest in a REMIC. In addition, a holder of a Regular Certificate will be treated for federal income tax purposes as also owning a right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts, as discussed more fully below. The Class A-1 Certificates will be treated for federal income tax purposes as also representing an obligation to make payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts to the Class A-1/A-2 Net WAC Reserve Account, which obligation shall not be interests in any REMIC but a contractual obligation of the holders of the Class A-1 Certificates. The Class A-2 Certificates will be treated for federal income tax purposes as also representing a right to receive payments from the Class A-1/A-2 Net WAC Reserve Account in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, which right shall not be interests in any REMIC but a contractual right of the holders of the Class A-2 Certificates. Unless otherwise noted, the references to “Regular Certificate” in the balance of this discussion will refer only to the REMIC regular interest the ownership of which is represented by such Regular Certificate and not to any rights of the holders of such certificates to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts or any rights to receive, or obligations to make, payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts.

Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, a Regular Certificate could be considered to have been issued with original issue discount (“OID”). We refer you to “Material Federal Income Tax Considerations — Taxation of Debt Securities” in the base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Internal Revenue Service (the “IRS”) has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the base prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Holders may elect to amortize such premium under a constant yield method, in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Material Federal Income Tax Considerations — Taxation of Debt Securities—Premium” in the base prospectus.

As mentioned above, each holder of a Regular Certificate will be deemed as owning an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts. In addition, the Class A-1 Certificates will be treated as representing an obligation to make payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts to the Class A-1/A-2 Net WAC Reserve Account, and the Class A-2 Certificates will be treated as representing a right to receive payments from the Class A-1/A-2 Net WAC Reserve Account in respect of Class A-1/A-2 Net WAC Pass-Through Amounts. The treatment of amounts received by a holder of a Regular Certificate in respect of Basis Risk Shortfall Carry Forward Amounts or of amounts received or paid in respect of Class A-1/A-2 Net WAC Pass-Through Amounts will depend on the portion, if any, of such holder’s purchase price allocable to the rights or obligations thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts, its undivided interest in the right to receive payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts and its obligation to make payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, as applicable, in accordance with the relative fair market values of each property right or obligation. The Securities Administrator will, as required, treat payments made to the holders of the Regular Certificates in respect of Basis Risk Shortfall Carry Forward Amounts and payments made by the Class A-1 certificateholders and received by the Class A-2 certificateholders in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. The right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts, the right to receive payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts or the obligation to make payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, may have more than a de minimis value. Under the REMIC regulations, the Securities Administrator or trustee is required to account for each REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts, the right to receive payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts and the obligation to make payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, as discrete property rights or obligations. It is possible that the right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts could be treated as a partnership among the holders of all of the Regular Certificates and the Class C Certificates, and that the right to receive payments in respect of the Class A-1/A-2 Net WAC Pass-Through Amounts could be treated as a partnership among the holders of the Class A-1 Certificates and Class A-2 Certificates, in which case holders of the related certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any Basis Risk Shortfall Carry Forward Amounts or Class A-1/A-2 Net WAC Pass-Through Amounts, as applicable. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of Regular Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the securities administrator’s treatment of payments of Basis Risk Shortfall Carry Forward Amounts or Class A-1/A-2 Net WAC Pass-Through Amounts is respected, ownership of the right to receive, or obligation to make, such payments will entitle the owner to amortize the price paid, or deemed to be received, as applicable, therefor under the Notional Principal Contract Regulations.

Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of the related REMIC regular interest should generally, subject to the limitation described in the following sentence, be capital gain or loss. Any such gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the related REMIC regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the such REMIC regular interest over (y) the amount actually included in such holder’s income with respect to such REMIC regular interest. In addition, upon the sale of a Regular Certificate, the amount of the sales price allocated to the selling holder’s right to receive, or obligation to make, any payments in respect of Basis Risk Shortfall Carry Forward Amounts or Class A-1/A-2 Net WAC Pass-Through Amounts, as applicable, would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts or Class A-1/A-2 Net WAC Pass-Through Amounts, as applicable, in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive such payments, and such gain or loss generally will be treated as capital gain or loss. Although not entirely clear, a holder of a Regular Certificate would likely have gain or loss from such a termination of the obligation to make payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts in an amount equal to (i) any termination payment it paid or is deemed to have paid in connection with such termination minus (ii) the unamortized portion of any amount received (or deemed received) by the holder upon entering into or assuming its obligation to make such payments, and such gain or loss may be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat any gain or loss attributable to the foregoing termination event as ordinary.

  Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions” (the “Prohibited Transactions Tax”). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that makes REMIC elections made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the “Contributions Tax”). None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s or Securities Administrator’s or the trustee’s obligations, as the case may be, under the Pooling and Servicing Agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer or Securities Administrator or trustee, in either case out of its own funds. In the event that the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the Pooling and Servicing Agreement.

  Status of the Regular Certificates

With respect to the Regular Certificates, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts, or any rights to receive, or obligations to make, payments in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, each as discussed in this free writing prospectus. The Regular Certificates will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of any holder of Regular Certificates to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts, or the right to receive, or obligation to pay, any Class A-1/A-2 Net WAC Pass-Through Amounts, as applicable, will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the base prospectus.

  STATE AND OTHER TAXES

None of the depositor, the master servicer, the securities administrator or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

  ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the base prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%); provided that, the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the base prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements:

(A)
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(B)	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(C)	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(D)
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than

“BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

  LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the depositor and the underwriter.

  LEGAL PROCEEDINGS

There are no legal proceedings pending against the sponsor, depositor, the securities administrator, the master servicer, the trustee, the issuing entity, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

  AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. There are no affiliations among the depositor or the issuing entity, on one hand, and any of the trustee, the master servicer, the securities administrator, the sponsor or the custodian on the other.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that, except as otherwise described in this free writing prospectus, relate to the certificates or the pooled assets. Except as otherwise described in this free writing prospectus, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

  RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
M-1	AA	Aa2
M-2	A+	A1
M-3	A	A2
M-4	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

  LEGAL INVESTMENT

The Class A Certificates and Class M-1 Certificates will be, and the Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will not be, “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

  AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports filed by the securities administrator, together with such other reports to certificateholders or information about the securities as will have been filed with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

INDEX OF DEFINED TERMS

1998 Policy Statement
AB Servicing Criteria
Applied Realized Loss Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
Certificate Principal Balance
Certificates
Class A Certificates
Class A Principal Distribution Amount
Class A-1/A-2 Net WAC Pass-Through Amount
Class A-1/A-2 Net WAC Reserve Account
Class A-1/A-2 Target Rate
Class B Certificates
Class B-1 Principal Distribution Amount
Class B-2 Principal Distribution Amount
Class B-3 Principal Distribution Amount
Class B-4 Principal Distribution Amount
Class M Certificates
Class M-1 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Clearstream
Code
Compensating Interest
Contributions Tax
CPR
CSSF
Current Interest
Current Specified Enhancement Percentage
Distribution Account
DTC
Due Period
ERISA
Euroclear
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Global Securities
Insurance Proceeds
Interest Carry Forward Amount
Interest Funds
IRS
LIBOR Business Day
Liquidation Proceeds
MERS
MERS® System
Moody’s
NCUA
Net Rate Cap
Notional Amount
Notional Principal Contract Regulations
OID
OTS
Overcollateralization Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Pass-Through Rate
Plans
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
Prohibited Transactions Tax
PTCE
PTE
Realized Loss
Regular Certificate
Relief Act
Remaining Excess Spread
responsible party
Restricted Group
Rules
Standard & Poor’s
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Tax Counsel
Trigger Event
Unpaid Realized Loss Amount

Schedule A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
The description herein of the mortgage loans is based upon the estimates of the composition thereof as of September 1, 2006. Prior to the issuance of the certificates, mortgage loans may be removed as a result of (i) principal prepayments thereof in full prior to the cut-off date, (ii) requirements of Moody's or S&P and (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the certificates are issued, although certain characteristics of the mortgage loans may vary.

Notwithstanding the foregoing, on or prior to the closing date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the stated principal balance of the mortgage loans as of the statistical calculation date as set forth in this free writing prospectus by as much as ten percent (10%). Accordingly, the initial principal amount of any of the offered certificates by the closing date is subject to a decrease by as much as five percent (5%) from amounts shown on the front cover hereof.

Mortgage Rates of the Mortgage Loans as of the Statistical Calculation Date

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001	-	5.500	1	$ 122,800	0.07%	625	80.00%
6.001	-	6.500	1	102,000	0.06	639	70.34
6.501	-	7.000	64	13,287,478	7.19	661	77.72
7.001	-	7.500	366	77,061,724	41.69	665	79.30
7.501	-	8.000	384	69,168,653	37.42	672	79.50
8.001	-	8.500	139	22,142,780	11.98	686	79.61
8.501	-	9.000	18	2,134,391	1.15	698	80.81
9.001	-	9.500	6	803,665	0.43	706	80.00
Total			979	$ 184,823,492	100.00%	670	79.31%

As of the statistical calculation date, the weighted average mortgage rate of the mortgage loans was approximately 7.616% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratios* (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
40.01	-	50.00	1	$ 219,815	0.12%	671	50.00%
60.01	-	70.00	24	5,393,154	2.92	673	65.54
70.01	-	80.00	941	177,770,855	96.18	670	79.70
80.01	-	90.00	12	1,314,358	0.71	649	87.36
90.01	-	100.00	1	125,309	0.07	650	95.00
Total			979	$ 184,823,492	100.00%	670	79.31%

As of the statistical calculation date, the weighted average original loan-to-value ratio of the mortgage loans was approximately 79.31%.

*Original Loan-to-Value Ratios with respect to purchase money mortgage loans were determined based on the ratio of the original principal amount of the mortgage loan as of the statistical calculation date to the lesser of (i) the sales price for the related mortgaged property or (ii) the appraised value, at the time of origination of the mortgage loan. Original Loan-to-Value Ratios with respect to cashout refinance and rate/term refinance mortgage loans were determined based on the ratio of the original principal amount of the mortgage loan as of the statistical calculation date to the appraised value, at the time of origination of the mortgage loan.

Scheduled Principal Balances of the Mortgage Loans as of the Statistical Calculation Date

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01	-	50,000.00	17	$ 773,033	0.42%	697	79.27%
50,000.01	-	100,000.00	141	11,257,223	6.09	686	79.59
100,000.01	-	150,000.00	237	29,532,365	15.98	673	79.70
150,000.01	-	200,000.00	219	38,182,462	20.66	668	79.58
200,000.01	-	250,000.00	140	31,356,657	16.97	665	78.76
250,000.01	-	300,000.00	89	24,138,490	13.06	671	79.53
300,000.01	-	350,000.00	63	20,450,592	11.06	667	79.45
350,000.01	-	400,000.00	46	17,312,749	9.37	664	79.62
400,000.01	-	450,000.00	22	9,050,783	4.90	676	78.82
450,000.01	-	500,000.00	1	467,000	0.25	760	61.85
500,000.01	-	550,000.00	2	1,059,638	0.57	670	80.00
550,000.01	-	600,000.00	1	594,500	0.32	651	64.32
600,000.01	-	650,000.00	1	648,000	0.35	787	80.00
Total			979	$ 184,823,492	100.00%	670	79.31%

As of the statistical calculation date, the average principal balance of the mortgage loans was approximately $188,788.

Credit Scores of the Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
581 - 600	2	$ 535,399	0.29%	597	78.97%
601 - 620	9	1,600,196	0.87	617	79.02
621 - 640	195	37,982,580	20.55	631	79.39
641 - 660	228	46,656,023	25.24	651	79.53
661 - 680	193	38,370,927	20.76	670	78.87
681 - 700	140	23,956,135	12.96	691	79.36
701 - 720	110	19,593,262	10.60	709	79.48
721 - 740	56	8,077,217	4.37	729	79.93
741 - 760	23	3,225,690	1.75	750	76.94
761 - 780	12	2,446,251	1.32	769	80.00
781 - 800	11	2,379,812	1.29	787	79.84
Total	979	$ 184,823,492	100.00%	670	79.31%

As of the statistical calculation date, the weighted average credit score of the mortgage loans for which credit scores are available was approximately 670.

Geographic Distribution of the Mortgage Properties*

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
California	120	$34,876,514	18.87%	674	79.06%
Georgia	166	27,474,902	14.87	670	79.53
Florida	106	21,649,229	11.71	667	78.82
Virginia	53	10,160,769	5.50	663	79.34
Maryland	38	8,351,982	4.52	663	79.71
Washington	34	7,345,219	3.97	689	79.76
Arizona	27	6,461,358	3.50	665	78.64
Nevada	20	4,806,134	2.60	678	79.03
North Carolina	29	4,494,010	2.43	663	79.76
Colorado	25	4,069,518	2.20	674	79.25
Tennesse	35	3,830,359	2.07	681	80.32
Other (less than 2% in any one State)	326	51,303,498	27.76	669	79.45
Total	979	$ 184,823,492	100.00%	670	79.31%

*As of the statistical calculation date, no more than approximately 0.76% of the mortgage loans by scheduled principal balance will be secured by properties located in any one zip code area.

Property Types of the Mortgage Properties

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Two-to-Four Family	67	$12,289,874	6.65%	700	76.24%
Condominium	108	18,986,591	10.27	676	79.09
PUD	208	43,369,473	23.47	668	79.65
Single Family	595	109,977,553	59.50	667	79.56
Townhouse	1	200,000	0.11	638	80.00
Total	979	$ 184,823,492	100.00%	670	79.31%

Occupancy Status of Mortgage Properties*

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor	306	$44,926,467	24.31%	704	78.53%
Owner Occupied	647	135,840,877	73.50	659	79.59
Second Home	26	4,056,148	2.19	674	78.77
Total	979	$ 184,823,492	100.00%	670	79.31%

*Based upon representation of the related mortgagors at the time of origination.

Original Terms to Stated Maturity of the Mortgage Loans

Range of Original Terms to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
358 months	2	$ 192,000	0.10%	762	80.00%
360 months	977	184,631,492	99.90	670	79.31
Total	979	$ 184,823,492	100.00%	670	79.31%

As of the statistical calculation date, the weighted average original term to stated maturity of the mortgage loans was approximately 360 months.

Remaining Terms to Stated Maturity of the Mortgage Loans as of the Statistical Calculation Date

Range of Remaining Terms to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
301 - 360 months	979	$ 184,823,492	100.00%	670	79.31%
Total	979	$ 184,823,492	100.00%	670	79.31%

As of the statistical calculation date, the weighted average remaining term to stated maturity of the mortgage loans was approximately 359 months.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash Out Refinance	166	$32,148,729	17.39%	664	78.06%
Purchase	732	137,248,531	74.26	672	79.77
Rate/Term Refinance	81	15,426,232	8.35	667	77.91
Total	979	$ 184,823,492	100.00%	670	79.31%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of the Statistical Calculation Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative	87	$13,353,354	7.22%	665	79.71%
No Documentation	76	11,745,955	6.36	684	78.21
No Ratio	223	47,373,731	25.63	664	79.34
Stated Income	459	88,024,821	47.63	675	79.32
Stated/Stated	134	24,325,631	13.16	661	79.58
Total	979	$ 184,823,492	100.00%	670	79.31%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Series 2006-ST1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a)  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

  U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.